EXHIBIT 23(a)

Consent of Independent Auditors

     We consent to the incorporation by reference in Post-Effective Amendment No. 2 of the Registration Statement (Form S-8 No. 333-02781) and related prospectus pertaining to the Oglebay Norton Company Long-term Incentive Plan of our report dated February 16, 2001 with respect to the consolidated financial statements of Oglebay Norton Company included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                                                                                                    /s/ ERNST & YOUNG LLP

Cleveland, Ohio
May 11, 2001

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